Exhibit 99.2

Investor Relations investor.relations@aa.com

FOR RELEASE: June 21, 2020

AMERICAN AIRLINES ANNOUNCES PROPOSED OFFERING OF SENIOR SECURED NOTES AND NEW TERM LOAN

FORT WORTH, Texas — American Airlines, Inc. (NASDAQ: AAL) (the “Company”) today announced a proposed private offering of $1.5 billion aggregate principal amount of secured senior notes due 2025 (the “Notes”). The Notes will be guaranteed on a senior unsecured basis by American Airlines Group Inc. (the “Guarantor”). The Company also announced it intends to enter into a new $500 million Term Loan B Facility due 2024 (the “Term Loan”) concurrently with the closing of the offering of the Notes.

The Company expects to use a portion of the net proceeds from the offering of the Notes and borrowings under the Term Loan to refinance its delayed draw term loan facility which the Company and the Guarantor entered into on March 18, 2020 and is scheduled to mature on March 17, 2021, with the remainder for general corporate purposes and to enhance the Company’s liquidity position. The final terms and amounts of the Notes and the Term Loan are subject to market and other conditions, and may be materially different than expectations. Neither the closing of the Notes offering nor the Term Loan is conditioned upon the closing of the other financing.

The Notes and the Term Loan will be pari passu obligations secured (i) on a first lien basis by a diverse pool of certain slots, gates and routes collateral that the Company uses to provide non-stop scheduled air carrier services between certain airports in the United States and certain airports in Australia, Canada, the Caribbean, Central America, China, Hong Kong, Japan, Mexico, South Korea, and Switzerland, and (ii) on a second lien basis by a pool of certain slots, gates and routes collateral the Company uses to provide non-stop scheduled air carrier services between certain airports in the United States and certain airports in the European Union and United Kingdom.

The Notes will be offered and sold only to persons reasonably believed to be qualified institutional buyers, as defined in, and in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in offshore transactions outside the United States in reliance on Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or any other securities laws of any jurisdiction and will not have the benefit of any exchange offer or other registration rights. The Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Notes nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. This news release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Cautionary Statement Regarding Forward-Looking Statements

Certain of the statements contained or referred to herein, including those regarding the proposed offering and Term Loan, should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in American Airlines Group Inc.’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and the financial position and operating results of the Company in particular have been material, are changing rapidly, and cannot be predicted. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

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